Exhibit 4.46

SUPPLEMENTARY AGREEMENT (III)

TO

AGREEMENT ON INVESTMENT

IN

BEIJING JINGDONG FINANCIAL TECHNOLOGY HOLDING CO., LTD.

THIS SUPPLEMENTARY AGREEMENT (III) TO AGREEMENT ON INVESTMENT IN BEIJING JINGDONG FINANCIAL TECHNOLOGY HOLDING CO., LTD. (this “Agreement”), dated as of June 25, 2020, is made and entered into by and among the following parties in Beijing, the People’s Republic of China (“PRC”, which, for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan Region):

Qiangdong Liu (“Actual Controller”), with PRC identification number of ***;

Shengqiang Chen, with PRC identification number of ***;

Suqian Dongtai Jinrong Investment Management Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 418, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Suqian Dongtai”);

Beijing Sequoia Hongde Equity Investment Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at No. C2125, F/2, Building 16, Yard 37, Chaoqian Road, Science and Technology Park Zone, Changping District, Beijing, PRC (“Squoia”);

Beijing Jiashi Yuanrui Investment Management Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 1128, No. 6 Anfu Street, Houshayu Town, Shunyi District, Beijing, PRC (“Jiashi Yuanrui”);

Suzhou Taiping Jingchuang Investment Management Corporation (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at No. 58 South Tiancheng Road, High-speed Rail New Town, Suzhou City, Jiangsu Province, PRC (“Taiping”);

Beijing Rongzhi Huineng Investment Management Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 2503, F/4, Building 6, Yard 1, Futong East Street, Chaoyang District, Beijing, PRC (“Rongzhi Huineng”);

Shanghai Huasheng Lingfei Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Building C, No. 888 Second Huanhu West Road, Nanhui New Town, Pudong New Area, Shanghai, PRC (“Huasheng”);

Hangzhou Lingfeng Xinqi Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at 11-27, Block A, Water Affairs Building, No. 1038 Jincheng Road, Beigan Sub-district Office, Xiaoshan District, Hangzhou City, Zhejiang Province, PRC (“Lingfeng”);

Ningbo Chuangshi Kangrong Equity Investment Fund Partnership (Limited Partnership) (the former “Ningbo Xinyue Kangrong Equity Investment Fund Partnership (Limited Partnership)”), a limited partnership organized under the Laws of the PRC, with its registered address at G1026, Area A, Room 401, Building 1, No. 88 Qixing Road, Meishan, Beilun District, Ningbo City, Zhejiang Province, PRC (“Chuangshi Kangrong”);

Beijing Zhong’an Xintou Consulting Co., Ltd. (the former “Beijing Kuaile Weiyun Investment Co., Ltd.”), a limited liability company organized under the Laws of the PRC with its registered address at Room 1561, No. 84-10 Wenquan Road, Wenquan Town, Haidian District, Beijing, PRC (“Zhong’an Xintou”);

Shanghai Chuangji Investment Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 526, Building B, No. 68 Dongheyan, Chengqiao Town, Chongming District, Shanghai (Shanghai Chengqiao Economic Development Zone), PRC (“Chuangji”);

Shanghai Duofangbu Sifeng Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 1594, No. 19, Lane 38, Caoli Road, Fengjing Town, Jinshan District, Shanghai, RPC (“Duofangbu”);

Beijing Xinrunheng Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 2322, Unit 1, F/25, Building 1, No. 3 Rongjing East Street, Beijing Economic and Technological Development Area, Beijing, PRC (“Xinrun”);

Suqian Linghang Fangyuan Equity Investment Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 416-429, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Suqian Linghang Fangyuan”);

Shannan Jiashi Fengqiao Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at (Room 3-4, Unit 3, Building 16, Zone I, Office Area) Nedong Road, Zedang Town, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Jiashi Fengqiao”);

Shannan Jiashi Guotai Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at (No. 4, Right of B1, Unit 2, Shuisi Building), Hunan Road, Zedang Town, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Jiashi Guotai”);

Shannan Jiashi Hengyi Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at (Room 2-1, Unit 3, Building 16, Zone I, Office Area) Nedong Road, Zedang Town, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Jiashi Hengyi”);

Shannan Jiashi Hongsheng Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at (Room 3-3, Unit 3, Building 16, Zone I, Office Area) Nedong Road, Zedang Town, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Jiashi Hongsheng”);

Shannan Jiashi Kaizhuo Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at (Room 2-3, Unit 3, Building 16, Zone I, Office Area) Nedong Road, Zedang Town, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Jiashi Kaizhuo”);

Shannan Xinrui Venture Capital Partnership (Limited Partnership) (the former “Shannan Jiashi Yuancheng Venture Capital Partnership (Limited Partnership)”), a limited partnership organized under the Laws of the PRC, with its registered address at Room 1-2, Unit 3, Building 16, Zone I, Office Area, Nedong District, Shannan City, Tibet Autonomous Region, PRC (“Shannan Xinrui”);

Hangzhou Xuanrong Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 146-6, No. 88-1, Marshal Temple, Shangcheng District, Hangzhou City, Zhejiang Province, PRC (“Hangzhou Xuanrong”);

Hangzhou Hanrong Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 146-8, No. 88-1, Marshal Temple, Shangcheng District, Hangzhou City, Zhejiang Province, PRC (“Hangzhou Hanrong”);

Suqian Donghe Shengrong Equity Investment Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 416-429, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Suqian Donghe Shengrong”);

Zhoushan Qingtai Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 303-39026, Enterprise Service Center, Zhoushan Port Comprehensive Bonded Zone, Zhejiang Province, PRC (in the Pilot Free Trade Zone) (“Zhoushan Qingtai Investment”);

Suqian Handing Jinxiu Investment Management Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 306 -A078, Internet Finance Center, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, RPC (“Suqian Handing Jinxiu”);

Ningbo Tianshi Renhe Equity Investment Partnership (Limited Partnership) (the former “Ningbo Tianyi Tianshi Equity Investment Center (Limited Partnership)”), a limited partnership organized under the Laws of the PRC, with its registered address at E0222, Area A, Room 401, Building 1, No. 88 Qixing Road, Meishan, Beilun District, Ningbo City, Zhejiang Province, PRC (“Tianshi Investment”);

Suqian Boda Heneng Fund Management Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 416-429, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Suqian Boda Heneng”);

Suzhou Chensu Jinming Investment Partnership (Limited Partnership), a limited partnership duly organized and validly existing under the Laws of the PRC, with its registered address at Building 15, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province, PRC (“Chensu Jinming”);

CICC Qidong Equity Investment (Xiamen) Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at A311, Unit 308, No. 16 Yunding North Road, Jinshan Sub-district Office, Huli District, Xiamen City, Fujian Province, PRC (“CICC Qidong”);

Zhongyin Investment Asset Management Co., Ltd., a limited liability company organized under the Laws of the PRC, with its registered address at Room 8F-812-388, F/8, Xidanhui Building, No. 110 Xidan North Street, Xicheng District, Beijing, PRC (“Zhongyin Capital”);

Beijing Zhong’an Xincheng Investment Management Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at 224, Block B, Beijing Fund Town Building, No.1 Jinyuan Street, Changgou Town, Fangshan District, Beijing, PRC (“Zhong’an Fund”);

Shenzhen Rongyi Investment Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 201, Building A, No. 1 Qianwan First Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, Guangdong Province, PRC (“Shenzhen Rongyi”);

Dongguan Dongzheng Jinxin No. 1 Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at F/26, Jinyuan Center, No. 1 Keyuan South Road, Chuangye Community, Guancheng Sub-district Office, Dongguan City, Guangdong Province, PRC (“Dongzheng Jinxin”);

Suqian Dongrui Yingtai Equity Investment Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 416-429-YS0080, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Dongrui Yingtai”);

Suzhou Yuanhe Houwang Growth Phase I Equity Investment Fund Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at 205-1, Building 14, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province, PRC (“Yuanhe Houwang”);

Beijing Runxin Ruilong Equity Investment Management Center (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at No. 109-1, F/1, Building 2, Balongqiao Yayuan, Qiaozi Town, Huairou District, Beijing, PRC (“Runxin Ruilong”);

Suqian Mingjin Chuangyuan Enterprise Management Consulting Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 425-427-YS02049, Hengtong Building, No. 19 Hongzehu East Road, Suyu District, Suqian City, Jiangsu Province, PRC (“Suqian Mingjin”);

Guoxin Central Enterprises Operating (Guangzhou) Investment Fund (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at X1301-C2616, (Self-named Building 1) No. 106 Fengze East Road, Nansha District, Guangzhou City, Guangdong Province, PRC (“Guoxin Fund”);

Qijingke (Xiamen) Equity Investment Management Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at A425, Unit 308, No. 16 Yunding North Road, Jinshan Sub-district Office, Huli District, Xiamen City, Fujian Province, PRC (“Qijingke”);

Suzhou Weixin Zhonghua Venture Capital Partnership (Limited Partnership), a limited partnership organized under the Laws of the PRC, with its registered address at Room 244, F/2, Building 19, Dongshahu Equity Investment Center, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province, PRC (“Weixin Zhonghua”);

JD.com, Inc., an exempted company with limited liability organized under the Laws of the Cayman Islands (“JD Group”);

Suqian Juhe Digital Enterprise Management Co., Ltd., a limited liability company organized under the Laws of the PRC, with its registered address at Room 206, Building #2, JD Cloud East China Data Center, Hubin New Area, Suqian City, Jiangsu Province, PRC (“Suqian Juhe”);

Jingdong Digits Technology Holding Co., Ltd. (the former “Beijing Jingdong Financial Technology Holding Co., Ltd.”, “Jingdong Digits Technology Co., Ltd.”), a limited liability company organized under the Laws of the PRC, with its registered address at Room 221, F/2, Block C, No. 18, Kechuang 11 Street, Beijing Economic and Technological Development Zone, Beijing, PRC (the “Company”).

The parties hereto are referred to collectively as the “Parties” and individually as “a Party”. Among them, Squoia, Jiashi Yuanrui, Taiping, Ronghui, Huasheng, Lingfeng, Chuangshi Kangrong, Guoxin Fund, Zhong’an Xintou, Chuangji, Duofangbu, Xinrun and Weixin Zhonghua are referred to collectively as “Series A Investors”; Jiashi Fengqiao, Jiashi Guotai, Jiashi Hengyi, Jiashi Hongsheng, Jiashi Kaizhuo, Shannan Xinrui, Hangzhou Xuanrong, Hangzhou Hanrong, Suqian Donghe Shengrong, Zhoushan Qingtai Investment, Suqian Handing Jinxiu, Tianshi Investment (Tianshi Investment is deemed as the Reorganization Investor with respect to the equity it obtains in reorganization transactions), Suqian Boda Heneng and Chensu Jinming are referred to collectively as “Reorganization Investors”; Reorganization Investors and Suqian Linghang Fangyuan are referred to collectively as “Reorganization Investment Participants”; CICC Qidong, Zhongyin Capital, Zhong’an Fund, Runxin Ruilong, Shenzhen Rongyi, Dongzheng Jinxin, Dongrui Yingtai, Yuanhe Houwang, Tianshi Investment (Tianshi Investment is deemed as the Series B Investor with respect to the equity it obtains in series B transactions) and Qijingke are referred to collectively as “Series B Investors”; Series A Investors, Reorganization Investors and Series B Investors are referred to collectively as the “Investors”.

RECITALS

1.

WHEREAS, Investors and Suqian Linghang Fangyuan have entered into an investment agreement with Mr. Qiangdong Liu, Mr. Shengqiang Chen, Suqian Dongtai and the Company (concurrently herewith, Hongshan, Jiashi Yuanrui, Taiping, Ronghui, Huasheng, Lingfeng, Chuangshi Kangrong, Harbin Gloria Group, Zhong’an Xintou, Chuangji, Duofangbu, Xinrun, Weixin Lite, Jiashi Fengqiao, Jiashi Guotai, Jiashi Hengyi, Jiashi Hongsheng, Jiashi Kaizhuo, Shannan Xinrui, Hangzhou Xuanrong, Hangzhou Hanrong, Suqian Donghe Shengrong, Zhoushan Qingtai Investment, Suqian Handing Jinxiu, Tianshi Investment, Suqian Boda Heneng, Chensu Jinming, CICC Qidong, Zhongyin Capital, Zhong’an Fund, Shenzhen Rongyi, Dongzheng Jinxin, Dongrui Yingtai, Yuanhe Houwang and Suqian Linghang Fangyuan have entered into an agreement entitled “Investment Agreement on Beijing Jingdong Financial Technology Holding Co., Ltd.” (the “Series B Investment Agreement”) dated May 31, 2018 with Mr. Qiangdong Liu, Mr. Shengqiang Chen, Suqian Dongtai and the Company); Zhong’an Fund and Runxin Ruilong have entered into an agreement entitled “Agreement on Adjustment of Investment Share of Beijing Zhong’an Xincheng Investment Management Center (Limited Partnership)” dated June 29, 2018 with the Company. These agreements and those mentioned in paragraphs 2 and 3 below are referred to collectively as the “Investment Agreement”;

2.

WHEREAS, except JD Group and Suqian Juhe, all the Parties hereto have entered into the “Supplementary Agreement (I) to Agreement on Investment in Beijing Jingdong Financial Technology Holding Co., Ltd.” dated June 20, 2020 to confirm the relevant interests, rights and obligations of shareholders involved in equity change of the Company after June 2018;

3.

WHEREAS, except Suqian Juhe, all the Parties hereto have entered into the “Supplementary Agreement (II) to Agreement on Investment in Beijing Jingdong Financial Technology Holding Co., Ltd.” dated June 20, 2020 to make an agreement on matters regarding special rights of the Investors;

4.

WHEREAS, Investors, Suqian Linghang Fangyuan, Mr. Qiangdong Liu, Mr. Shengqiang Chen, Suqian Dongtai, Suqian Mingjin and the Company have entered into the “Agreement on Matters regarding Investment Agreement on Beijing Jingdong Financial Technology Holding Co., Ltd.” dated June 20, 2020;

5.

WHEREAS, the Company and Suqian Juhe have entered into the “Share Subscription Agreement of Jingdong Digits Technology Holding Co., Ltd.” dated June 25, 2020 (the “Share Subscription Agreement”), pursuant to which, Suqian Juhe subscribed for 1,781,357,008 new shares of the Company;

6.	WHEREAS, JD Group controls 1,781,357,008 shares of the Company through Suqian Juhe;

NOW, THEREFORE, in consideration of the foregoing, the Parties hereby reach the following agreement through amicable negotiation on an equal and voluntary basis, with a bid to further define the rights and obligations of JD Group and Suqian Juhe:

1.	Right to Nominate Directors

Suqian Juhe is entitled to nominate the candidates of the Company’s directors (“Nominated Directors”) and the Parties hereto shall vote in favor of Suqian Juhe’s proposal for nomination of at least one (1) nominated director. After such candidate becomes the Company’s director, the Parties hereto shall cause the directors to vote at the board of directors in favor of Suqian Juhe’s proposal for nomination of one (1) director as the member of the audit committee.

Notwithstanding the foregoing, where the shares jointly held by JD Group and its subsidiaries (for the purpose of this Agreement, the “subsidiary”, with respect to any entity, refers to the subsidiaries with the financial statements that can be consolidated into the financial statements of such entity) are less than 50% of the Company’s shares subscribed by Suqian Juhe by executing the “Share Subscription Agreement”, i.e. 890,678,504 shares, the Parties hereto are no longer obliged to vote in favor of relevant proposals at the general meeting of shareholders as agreed, nor shall they cause the directors to vote in favor of relevant proposals at the board of directors, except that the number of shares held by JD Group and/or its subsidiaries is less than 50% due to the involuntary sale, transfer or abandonment of the Company’s shares they hold as required by laws and regulations.

2.	Information Rights

2.1

The Company shall, and shall cause each subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

2.2

The Company shall deliver to JD Group relevant financial information by the following means, provided however that, where the Company declares for listing or is listed, but the applicable laws and regulatory requirements regarding information disclosure in the place where the Company is listed prevent the Company from providing the financial information stipulated in this article, the Company and JD Group shall negotiate in good faith on alternative schemes for provision of information:

2.2.1

Provide the unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of each quarter, the related unaudited consolidated statements of operations, equity and cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of such fiscal year to the end of such quarterly period within forty-five (45) days after the end of each quarter.

For the avoidance of doubt, if such financial statements are prepared in accordance with IFRS or PRC GAAP, the Company shall provide a net profits reconciliation statement and a net assets reconciliation statement (“Reconciliation Statement for Differences in Principles”) within ninety (90) days after the end of each quarter, and shall cause such reconciliation statements to be reviewed by the Company’s auditor(s) at such time.

2.2.2

Provide the unaudited consolidated balance sheets of the Company and its subsidiaries as of the end of fiscal year, the consolidated income statements, equity and cash flows of the Company and its subsidiaries for such fiscal year “Unaudited Annual Financial Statements”) within forty-five (45) days after the end of each fiscal year.

For the avoidance of doubt, if such financial statements are prepared in accordance with IFRS or PRC GAAP, the Company shall provide “Reconciliation Statements for Differences in Principles” within ninety (90) days after the end of each fiscal year, and shall cause such reconciliation statements to be reviewed by the Company’s auditor(s) at such time.

2.2.3

Provide the audited consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year, and the consolidated income statements, equity and cash flows, and relevant notes (“Audited Annual Financial Statements”) of the Company and its subsidiaries as soon as available, but in any event no later than ninety (90) days after the end of each fiscal year.

For the avoidance of doubt, if such audited annual financial statements are prepared in accordance with IFRS or PRC GAAP, the Company shall provide “Reconciliation Statements for Differences in Principles” within ninety (90) days after the end of each fiscal year, and shall cause such reconciliation statements to be reviewed by the Company’s auditor(s) at such time.

2.2.4

Upon JD Group’s request, the Company shall provide the following information as soon as possible (but no later than sixty (60) days) after the end of each quarter: (A) notes on material changes in unaudited consolidated balance sheets, income statements, equity and cash flows of such quarter; and (B) business indicators related to the Company’s business and used by the Company’s management for decision-making purposes (except for highly sensitive information, which, for the purpose of this Agreement, refers to any business, marketing, technology and other information with competitive sensitivity that the Company does not intend to publicly disclose, excluding the specific information that JD Group needs to prove through the supporting documents duly signed by its authorized personnel for the purpose of compliance with the public reporting requirements under applicable securities laws, NASDAQ Global Select Market Rules or rules of any other stock exchanges where the shares of JD Group are allowed to trade, or applicable laws).

2.3

All access of JD Group to information provided for in this Section shall be during normal business hours following reasonable advance notice to the Company, and in a manner that does not unreasonably interfere with the Company’s business operations.

2.4

Notwithstanding any other provisions of this Agreement, the Company is not obliged to, or to permit any of its auditor, to disclose to JD Group or the audit committee of JD Group’s board of directors: (i) any Highly Sensitive Information; (ii) any information to the extent such disclosure of such information would violate applicable laws; (iii) any information to the extent that disclosure thereof would constitute a breach of an agreement with a third party; or (iv) any information to the extent that disclosure thereof would result in violation against any confidentiality clauses applicable to the disclosing party.

3.	Preemptive Rights

3.1

Article 10.5 of the “Series B Investment Agreement” is restated as follows: Following any investment under the “Series B Investment Agreement” and until the qualified IPO of the Company, if the Company increases any registered capital or share capital, only the Actual Controller and/or designated entity and JD Group enjoy the preemptive rights, and any other entities are not entitled to such preemptive rights. Where the Company’s shareholders desire to transfer the equity, only the Actual Controller and/or designated entity and JD Group enjoy the preemptive rights, provided however that, the transfer of exempted shares shall be subject to Article 10.4 of the “Series B Investment Agreement”, and that the preemptive right between Suqian Linghang Fangyuan and Suqian Dongtai as one party and JD Group as the other party shall be subject to Article 4 of this Agreement. No other entities shall be entitled to such preemptive rights.

The specific contents of JD Group’s exercise of its preemptive rights are further defined in Article 3 of this Agreement.

3.2

Before the qualified IPO of the Company, where the Company proposes to increase any registered capital or share capital (“Additional Shares”), the Company shall, no later than thirty (30) days prior to issuing such Additional Shares, notify the Actual Controller, Suqian Juhe and JD Group in writing of such proposed issuance (which notice shall specify, to the extent practicable, the purchase price or a range for the purchase price, if any, for, and the terms and conditions of, such Additional Shares). Subject to Article 3.6 of this Agreement, the Actual Controller and/or its designated entity (“Actual Controller Preemptive Right Entity”), Suqian Juhe and JD Group and/or other entities it designates (such designated entities shall be those entities to which JD Group can transfer the shares of the Company in accordance with Article 4 of this Agreement, which refer to collectively as “JD Group Preemptive Right Entity” together with Suqian Juhe, and “Preemptive Right Entity” together with the Actual Controller Preemptive Right Entity) are entitled to subscribe for all or part of such Additional Shares upon the terms and conditions set forth in the notice.

3.3

Where the Preemptive Right Entity wishes to subscribe for all or part of such Additional Shares, the Preemptive Right Entity shall send a notice, which shall specify the number of Additional Shares it or its designated entity proposes to subscribe for.

3.4

With respect to any Additional Shares, the number of shares to which JD Group Preemptive Right Entity may exercise its preemptive right shall be at least the number of shares which make the proportion of shares of the Company held by JD Group and its subsidiaries (including Suqian Juhe) after this additional issuance equal to that held by JD Group and its subsidiaries (including Suqian Juhe) before this additional issuance (“Number of Preemptive Shares”). Where there are other entities enjoying or proposing to exercise the preemptive rights or similar rights in calculating the Number of Preemptive Shares, the Number of Preemptive Shares shall be recalculated and rounded off to an integer. During such recalculation, the amount of RMB or the equivalent amount of shareholders’ equity of the Company that these entities have promised to subscribe should be considered, so that the proportion of shares of the Company held by JD Group and its subsidiaries (including Suqian Juhe) after these entities exercise the corresponding preemptive rights is not less than that held by JD Group and its subsidiaries (including Suqian Juhe) before this additional issuance.

3.5	Unless otherwise unanimously agreed by the Actual Controller, JD Group and the Company, the Preemptive Right Entity shall subscribe for Additional Shares in cash by exercising their preemptive rights.

3.6

Where the Preemptive Right Entity proposes to exercise the preemptive rights under this article, the Preemptive Right Entity shall reply in writing within thirty (30) days after receiving the notice of issuance of additional shares sent by the Company. Such reply shall indicate that the Preemptive Right Entity wishes to subscribe for the Additional Shares at the issuance price of such Additional Shares by the Company, or specify the maximum/ minimum price at which it wishes to subscribe for such Additional Shares. When subscribing for the Additional Shares of the Company by exercising the preemptive rights, the Preemptive Right Entity shall complete the closing within sixty (60) days from the date when the Company sends the written notice to the Preemptive Right Entity, unless any government approval is otherwise needed for issuance of such Additional Shares. Where it takes longer time to apply for and obtain any government approval necessary for complete the subscription, the aforesaid sixty (60) days shall be postponed automatically, provided however that, the Preemptive Right Entity shall make all endeavors in good faith to obtain such government approval as soon as possible in accordance with applicable laws. In such case, the aforesaid duration shall expire on the fifth (5th) working day after such government approval is obtained.

3.7

Prior to qualified IPO of the Company, where the Company increases any securities, options, warrants or other rights to subscribe for the Company’s equity interests (“Additional Issuance of Equity Securities of the Company”), the Preemptive Right Entity is entitled to exercise the preemptive rights in accordance with the aforesaid provisions of this article. The amount of equity securities that JD Group Preemptive Right Entity is entitled to subscribe for shall not be less than the amount multiplied by the proportion of shares of the Company held by JD Group and its subsidiaries (including Suqian Juhe) at that time by the total number of Additional Issuance of Equity Securities of the Company (“Number of Preemptive Equity Securities”). Where there are other entities enjoying or proposing to exercise the preemptive rights or similar rights in calculating the Number of Preemptive Equity Securities, the Number of Preemptive Equity Securities shall be recalculated and rounded off to an integer. During such recalculation, the number of equity securities that these entities have promised to subscribe should be considered, so that the proportion of shares of the Company held by JD Group and its subsidiaries (including Suqian Juhe) after these entities exercise the corresponding preemptive rights is not less than that held by JD Group and its subsidiaries (including Suqian Juhe) before this additional issuance.

4.	Share Transfer

If the Actual Controller, JD Group, Suqian Juhe, Suqian Linghang Fangyuan and Suqian Dongtai wish to transfer the shares of the Company held by them, the following provisions of this article shall apply.

The Parties unanimously agree and confirm that: (i) with respect to the preemptive rights to which only the Actual Controlled and/or its designated entities and JD Group and/or its designated entities are entitled when the shareholders of the Company wish to transfer their equity as stipulated in Article 10.5 of the “Series B Investment Agreement”, procedures for transferring such preemptive rights shall be implemented by reference to the following provisions of this article. Where multiple entities with the preemptive rights claim to exercise the preemptive rights, the proportion of shares on which the preemptive rights can be exercised by such entities shall be calculated based on the relative proportion of shares of the Company such entities hold at such time, or otherwise negotiated by such entities; (ii) subject to Article 10.4 of the “Series B Investment Agreement”, where the Actual Controller, Suqian Linghang Fangyuan and Suqian Dongtai transfer shares of the Company they hold to any unrelated third parties, JD Group and Suqian Juhe may exercise the preemptive rights according to the procedures stated in Article 4.2 below, and the preemptive rights of JD Group and Suqian Juhe so exercised shall take precedence over the preemptive rights of other Investors (if any).

4.1	Transfers to subsidiaries

The Actual Controller, JD Group, Suqian Juhe and Suqian Linghang Fangyuan, Suqian Dongtai (or their respective subsidiaries) (hereinafter referred to as the “Restricted Transferor” or “Proposed Transferor”) may transfer shares of the Company they hold to their wholly-owned subsidiaries (for the avoidance of doubt, “wholly-owned subsidiaries”, with respect to a person, refer to the subordinate enterprises in which such person directly, indirectly or collectively holds 100% of the shares), the wholly-owned subsidiaries of JD Group, provided however that such transferee shall maintain its status as a wholly-owned subsidiary of the Restricted Transferor and be subject to this Agreement. Where the transferee is no longer a wholly-owned subsidiary of the Restricted Transferor at any time, it shall immediately transfer shares of the Company transferred according to this article to the Restricted Transferor. However, with respect to Suqian Dongtai, transfers made for the purpose of implementing the equity incentive shall not be subject to the aforesaid transfer restrictions applied for wholly-owned subsidiaries. For the avoidance of doubt, the transfer of shares of JD Group shall not be deemed as the transfer of shares of the Company.

4.2	Preemptive Rights

4.2.1

Where any Restricted Transferor intends to transfer shares of the Company it holds to a third party (“Proposed Transferee”) other than other Restricted Transferors, the Proposed Transferor shall send a written notice (“Transfer Notice”) to other Restricted Transferor (“Offeree”) before closing of such transfer, specifying the identity of the Proposed Transferee, its true intention to transfer shares of the Company to the Proposed Transferee, number and type of shares of the Company to be transferred (“Subject Shares”), total consideration (including amount and form) of the Proposed Transferee’s offer to subscribe for the Subject Shares or total consideration (including amount and form) of the Proposed Transferor’s offer to transfer the Subject Shares to the Proposed Transferee (“Transfer Price”) and other conditions of the proposed transfer.

4.2.2

The Transfer Notice constitutes an irrevocable exclusive offer to sell part or all of the Subject Shares to the Offeree (or any wholly-owned subsidiary designated by the Offeree) at the Transfer Price, and the validity period is fifteen (15) days from the date when the Transfer Notice is deemed to have been duly served.

4.2.3

Before the expiration of the Offer, the Offeree (or its wholly-owned subsidiary) may accept the Offer in the Transfer Notice by sending a notice to the Proposed Transferor, which shall specify the number of the Subject Shares that the Offeree intends to subscribe for. The Offeree may inform the Proposed Transferor that the entity who is entitled to subscribe for the shares of the Company it holds according to Article 4.1 will directly subscribe for all or part of the Subject Shares to be transferred by the Proposed Transferor.

4.2.4

Where the Offeree agrees to subscribe for part or all of the Subject Shares, it shall pay the consideration for the purchase of the Subject Shares in cash or immediately available funds within fifteen (15) days after the completion of procedures specified in Article 4.2.2 above (or a longer period required for obtaining necessary or appropriate third-party approval or government approval), and the Proposed Transferor shall transfer the effective Subject Shares without any encumbrance to the Offeree within the aforesaid period (but shall be subject to obtaining necessary or appropriate third-party approval or government approval).

4.2.5

Where the Offeree fails to agree to subscribe for all the Subject Shares as of the expiration of the Offer issued by the Proposed Transferor to the Offeree according to the aforesaid Article 4.2.2, the Proposed Transferor is entitled to enter into a final agreement with the Proposed Transferee on such transfer within thirty (30) days after the expiration of the Offer and transfer the remaining Subject Shares to the Proposed Transferee within sixty (60) days after the signing of the final agreement in cash at the transaction price not lower than the Transfer Price and transfer conditions not more favorable than those stated in the Transfer Notice, and the Proposed Transferee shall sign the necessary documents satisfying the format and content requirements of the Offeree and agree to be bound by this Agreement.

Where the Proposed Transferor fails to enter into a final agreement with the Proposed Transferee within the aforesaid thirty (30) days or the transfer is not completed within the aforesaid sixty (60) days, the Proposed Transferor shall not conduct this transfer transaction. Where the Proposed Transferor still intends to transfer the shares of the Company, all the procedures agreed in this Article 4.2 shall be repeated. Notwithstanding the foregoing, where longer time is needed to apply for and obtain the necessary government approval for the Transfer, the aforesaid sixty (60) days shall be postponed automatically, provided however that, the Proposed Transferor shall make all endeavors in good faith to obtain such government approval as soon as possible in accordance with applicable laws. In such case, the aforesaid duration shall expire on the fifth (5th) working day after such government approval is obtained.

4.2.6

Where Suqian Juhe or other wholly-owned subsidiaries of JD Group cannot directly exercise the preemptive rights under this Article 4.2 due to regulatory requirements, it may transfer the preemptive rights under this Article 4.2 to any third party for exercise. The Actual Controller, Suqian Linghang Fangyuan and Suqian Dongtai may transfer their preemptive rights under this Article 4.2 to any entity controlled by the Actual Controller.

5.	IPO Related Matters

5.1	Reorganization

Where it is necessary to reorganize the shares or ownership structure of the Company or its subsidiaries for the purpose of qualified IPO (including share split, share consolidation, share conversion, merger and share transfer), the Company shall ensure that Suqian Juhe (or JD Group and its subsidiaries (if any)) holds the shares interests of the qualified IPO entities (and the shares interests of entities which are not subsidiaries of such entity but inherit or obtain substantial assets or operation rights of the Company in reorganization), and that the equity value and voting rights enjoyed by Suqian Juhe (or JD Group and its subsidiaries (if any)) are substantially equal to those enjoyed by Suqian Juhe before the reorganization.

5.2	Public offering of shares of the Company held by JD Group during qualified IPO

Where the Company proposes to make an IPO, the Company shall notify JD Group of its intention for qualified IPO in writing as soon as possible, but in no event later than thirty (30) working days before the Company signs a prospectus for public offering or intends to perform internal review procedures for matters regarding such qualified IPO, so that JD Group can exercise its rights under this Article 5.2 according to applicable laws. Within fifteen (15) working days from the date when JD Group received such notice, JD Group shall confirm with the Company shares of the Company directly held by JD Group or JD Group’s subsidiaries (“IPO of Existing Shares”) to be transferred during qualified IPO of the Company according to applicable laws upon the decision of JD Group’s audit committee. Where the sponsor institution (“Managing Underwriter”) engaged by the Company for qualified IPO puts forward opinions in good faith and believes that the Public Offering of Existing Shares will adversely affect the issuance price of the Company’s qualified IPO or successful qualified IPO, the Company will publicly offer existing shares according to the number recommended by the sponsor institution (Managing Underwriter) in full consideration of the following factors in turn: (i) new share capital to be publicly issued in qualified IPO; (ii) shares to be sold by JD Group and its subsidiaries; (iii) other shareholders intending to transfer their shares in case of qualified IPO of the Company.

5.3	Cooperation

After the qualified IPO of the Company, where applicable laws or regulatory authorities governing the Company’s qualified IPO request the Company’s shareholders to lock up the shares of the Company they hold, the sponsor institution (Managing Underwriter) engaged by the Company shall put forward clear suggestions on the lock-up period based on the IPO of shares in the listing place and as a major shareholder of the Company according to the usual practice, and fully communicate with JD Group. JD Group will, and will cause its subsidiaries to, make relevant commitment on lock-up of relevant shares, provided however that the lock-up period suggested by the sponsor institution (Managing Underwriter) shall not exceed the lock-up period promised by other shareholders (including management shareholders) whose shares to be sold account for 20% or more of the Company’s IPO shares at the time of such IPO.

5.4	Alternative Arrangement

Where JD Group and its subsidiaries have to withdraw from the Company or are prohibited from holding shares of the Company or any securities, options, warrants or other rights that can be converted into shares of the Company (“Forced Withdrawal”) due to changes in laws or requirements of government agencies, the Company and JD Group shall negotiate amicably and reach an alternative arrangement as soon as practicable. Under these alternative arrangements, the Company shall grant JD Group economic or other rights and interests to the extent permitted by law, so that JD Group and its subsidiaries can enjoy rights and interests substantially equal to those they can obtain as if they would not be forced to withdraw. Subject to the agreement between the Company and JD Group, the aforesaid alternative arrangements may include right to profits, compulsory payment arrangements in case of liquidation, etc.

6.	Right to Agree with Specific Transaction

6.1

Without the prior consent of JD Group, the Company shall not issue any equity securities (except for qualified IPO), unless the pre-money valuation of the Company for this issuance is not lower than the valuation of the Company for the Company’s reorganization transaction. The aforesaid valuations are all based on the consolidated statements. For the purposes of this Article 6, “Equity Securities” means equity interests and any securities, options, warrants or other rights to purchase equity interests that can be converted into equity interests, regardless of voting rights.

6.2

Without the prior consent of JD Group, the Company shall not (and Suqian Linghang Fangyuan and Suqian Dongtai shall not allow the Company to) conduct any initial public offering except for the qualified IPO.

6.3

Without the prior consent of JD Group, the Company shall not (and Suqian Linghang Fangyuan and Suqian Dongtai shall not allow the Company to) conduct any transaction of liquidation events (as defined below) with the related party as the counterparty. For the purpose of this Article 6.3, with respect to any entity, the related party of such entity means (a) any person who, individually or as part of a group, beneficially owns more than 5% of the equity securities of such entity; (b) any officer or director, or individual performing an equivalent function, of such entity or any person named in clause (a); (c) any family member of any such entity or any person named in clause (a) or (b); (d) any other person in which any person named in clauses (a), (b) or (c) beneficially owns more than 20% of the equity securities. For the purpose of this Agreement, person refers to natural persons, partnerships, companies, associations, limited liability companies, joint-stock companies, trusts, joint ventures, unincorporated organizations, mass organizations, government agencies or other types of legal entities.

For the purpose of this Agreement, the liquidation event refers to any of the following circumstances:

(1) Qualified IPO;

(2) a merger, or amalgamation arrangement with other entity, or acquisition by any person or related group of persons of beneficial ownership of equity securities of the Company, or other reorganization or transaction, whether in a single transaction or in a series of transactions (whether related or unrelated), following which the Actual Controller, JD Group and their controlled affiliates do not continue to hold more than 50% of the combined voting power or economic interests of the equity securities of the Company or the surviving entity, as applicable;

(3) an issuance or sale of the securities of the Company to a person or a group of persons (other than the Actual Controller (or his successor), JD Group and their controlled affiliates, directly or indirectly), through arms-length negotiation, pursuant to which such person or group of persons acquires 40% or more of the equity securities or economic rights of the Company, whether in a single transaction or in a series of transactions (whether related or unrelated);

(4) sale and exit from the Company’s business through a sale of all or substantially all of the assets of the Company (including, for the avoidance of doubt, shares or assets of the Company’s subsidiaries), to a person or a group of persons (other than the Actual Controller (or his successor), JD Group and their controlled affiliates, directly or indirectly), whether in a single transaction or in a series of transactions (whether related or unrelated) through arms-length negotiation; and

(5) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

7.	Termination and Restoration of Rights

The Parties hereto unanimously agree and confirm that Articles 1, 3, 4, 5.4 and 6 of this Agreement shall be terminated from the day before the Company submits the application materials for listing on the capital market in China (including Shanghai Stock Exchange and Shenzhen Stock Exchange). Where the Company fails to complete the initial public offering of shares, listing or back-door listing in China (including but not limited to the rejection or withdrawal of the listing application), the aforesaid Articles 1, 3, 4, 5.4 and 6 shall be restored automatically, i.e. such articles shall come into force and bind on the Parties from the date when the Company’s application for listing in China is rejected by the securities issuance examination authority or withdrawn by the Company.

8.	Miscellaneous

8.1

The Parties hereby irrevocably agree and undertake that where a party violates any commitments and considerations made herein and thus causes losses to other parties hereto, such breaching party shall compensate for such losses arising therefrom.

8.2

The execution and delivery of this Agreement by the Parties represent their true intention. This Agreement will constitute a legally binding and enforceable obligation for the Parties once it comes into force. This Agreement shall bind on the Parties and their successors.

8.3	Execution of this Agreement implies that the Parties have completed their internal approval and authorization procedures, as well as the approval procedures of regulatory authorities (if applicable).

8.4

The Parties shall keep this Agreement confidential, except for the disclosure made to the professional service agency (agencies) engaged by the Parties for the purpose of this Agreement which are also subject to the confidentiality obligations specified herein, as well as disclosures made in accordance with relevant laws and regulations, and as required by the government departments and regulatory bodies. The Parties hereto are obliged to maintain the confidentiality of the trade secrets of other parties obtained due to negotiation, execution and performance of this Agreement. Without the consent of all other parties hereto, neither party shall make any public statement on this Agreement.

8.5	The construction, effectiveness, interpretation, performance of this Agreement and the settlement of disputes hereunder shall be governed by the laws of PRC.

8.6

The Parties agree that any dispute arising from this Agreement or related thereto shall be settled by the Parties through amicable negotiation. Where the dispute is not resolved within 30 days after a party sends a notice for negotiation, such party shall submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with its arbitration rules then in force.

The arbitration shall be conducted by three (3) arbitrators. The first arbitrator shall be appointed by the Claimant and the second arbitrator shall be appointed by the Respondent. The first two (2) arbitrators appointed in accordance with this provision shall appoint the third arbitrator. Where the first two arbitrators appointed fail to reach consensus on the appointment of the third arbitrator within 60 days, then the China International Economic and Trade Arbitration Commission shall appoint the third arbitrator who shall be the chief arbitrator. The arbitration language shall be Chinese and the arbitral award shall be final and binding on the Parties.

During the settlement of dispute, the Parties shall continue to perform other provisions hereunder except for the disputed matters submitted for arbitration.

8.7	Unless otherwise specified herein or relevant contents are changed, the terms used herein shall have the same meanings as used in the Investment Agreement.

8.8	This Agreement shall come into force as of the date of signature of the Parties (signature in case of natural person shareholder and official seal in case of non-natural person shareholder).

8.9

In case of any inconsistency between this Agreement and the Investment Agreement, this agreement shall prevail. The Parties hereto agree and confirm that the rights of Investors under the Series B Investment Agreement (including its subsequent supplements and amendments) will not be adversely affected or terminated due to the Company’s restructuring into a joint-stock company and change in its articles of association.

8.10

JD Group and Suqian Juhe agree to join the Series B Investment Agreement as non-investor shareholders by executing this Agreement, to be subject to Article 9 and Article 10 of the Series B Investment Agreement, and to enjoy and assume the relevant rights and obligations of non-investor shareholders under Article 9 and Article 10 of the Series B Investment Agreement.

8.11	This Agreement is executed in several counterparts, with each party holding one copy and other copies kept by the Company. All the counterparts shall have the same legal effect.

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JD.com, Inc. (Seal)

Authorized Representative: /s/ Ran Xu

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Suqian Juhe Digital Enterprise Management Co., Ltd. (Seal)

Legal Representative or Authorized Representative: /s/ Pang Zhang

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Qiangdong Liu

Signature: /s/ Qiangdong Liu

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Suqian Linghang Fangyuan Equity Investment Center (Limited Partnership) (Seal)

/s/ Suqian Linghang Fangyuan Equity Investment Center (Limited Partnership)

Managing Partner or Authorized Representative:

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Suqian Boda Heneng Fund Management Partnership (Limited Partnership) (Seal)

/s/ Suqian Boda Heneng Fund Management Partnership (Limited Partnership)

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Suqian Dongtai Jinrong Investment Management Center (Limited Partnership) (Seal)

/s/ Suqian Dongtai Jinrong Investment Management Center (Limited Partnership)

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Suqian Mingjin Chuangyuan Enterprise Management Consulting Partnership (Limited Partnership) (Seal)

/s/ Suqian Mingjin Chuangyuan Enterprise Management Consulting Partnership (Limited Partnership)

Managing Partner or Authorized Representative:

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Shengqiang Chen

Signature: /s/ Shengqiang Chen

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Shannan Xinrui Venture Capital Partnership (Limited Partnership) (Seal)

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Shanghai Duofangbu Sifeng Venture Capital Partnership (Limited Partnership) (Seal)

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Suzhou Weixin Zhonghua Venture Capital Partnership (Limited Partnership) (Seal)

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Ningbo Chuangshi Kangrong Equity Investment Fund Partnership (Limited Partnership) (Seal)

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Suqian Handing Jinxiu Investment Management Partnership (Limited Partnership) (Seal)

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Shannan Jiashi Guotai Venture Capital Partnership (Limited Partnership) (Seal)

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Beijing Jiashi Yuanrui Investment Management Center (Limited Partnership) (Seal)

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Shannan Jiashi Hongsheng Venture Capital Partnership (Limited Partnership) (Seal)

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Shannan Jiashi Fengqiao Venture Capital Partnership (Limited Partnership) (Seal)

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Shannan Jiashi Kaizhuo Venture Capital Partnership (Limited Partnership) (Seal)

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Suqian Donghe Shengrong Equity Investment Center (Limited Partnership) (Seal)

Managing Partner or Authorized Representative: /s/ Shilin Shi

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Suqian Dongrui Yingtai Equity Investment Partnership (Limited Partnership) (Seal)

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Zhoushan Qingtai Equity Investment Partnership (Limited Partnership) (Seal)

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Guoxin Central Enterprises Operating (Guangzhou) Investment Fund (Limited Partnership) (Seal)

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Beijing Xinrunheng Equity Investment Partnership (Limited Partnership) (Seal)

/s/ Beijing Xinrunheng Equity Investment Partnership (Limited Partnership)

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Hangzhou Lingfeng Xinqi Venture Capital Partnership (Limited Partnership) (Seal)

/s/ Hangzhou Lingfeng Xinqi Venture Capital Partnership (Limited Partnership)

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Hangzhou Xuanrong Equity Investment Partnership (Limited Partnership) (Seal)

Managing Partner or Authorized Representative: /s/ Yu Zhang

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Hangzhou Hanrong Equity Investment Partnership (Limited Partnership) (Seal)

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Ningbo Tianshi Renhe Equity Investment Partnership (Limited Partnership) (Seal)

/s/ Ningbo Tianshi Renhe Equity Investment Partnership (Limited Partnership)

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Dongguan Dongzheng Jinxin No. 1 Equity Investment Partnership (Limited Partnership) (Seal)

Managing Partner or Authorized Representative: /s/ Yifeng Zhou

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Shanghai Huasheng Lingfei Equity Investment Partnership (Limited Partnership) (Seal)

/s/ Shanghai Huasheng Lingfei Equity Investment Partnership (Limited Partnership)

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Suzhou Taiping Jingchuang Investment Management Corporation (Limited Partnership) (Seal)

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Beijing Zhong’an Xincheng Investment Management Center (Limited Partnership) (Seal)

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Beijing Runxin Ruilong Equity Investment Management Center (Limited Partnership) (Seal)

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Beijing Rongzhi Huineng Investment Management Center (Limited Partnership) (Seal)

/s/ Beijing Rongzhi Huineng Investment Management Center (Limited Partnership)

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Beijing Sequoia Hongde Equity Investment Center (Limited Partnership) (Seal)

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Suzhou Yuanhe Houwang Growth Phase I Equity Investment Fund Partnership (Limited Partnership) (Seal)

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CICC Qidong Equity Investment (Xiamen) Partnership (Limited Partnership) (Seal)

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Suzhou Chensu Jinming Investment Partnership (Limited Partnership) (Seal)

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Shenzhen Rongyi Investment Center (Limited Partnership) (Seal)

/s/ Shenzhen Rongyi Investment Center (Limited Partnership)

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Zhongyin Investment Asset Management Co., Ltd. (Seal)

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Beijing Zhong’an Xintou Consulting Co., Ltd. (Seal)

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Qijingke (Xiamen) Equity Investment Management Partnership (Limited Partnership) (Seal)

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Jingdong Digits Technology Holding Co., Ltd. (Seal)

/s/ Jingdong Digits Technology Holding Co., Ltd.

Managing Partner or Authorized Representative: